UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 6, 2014

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3285 Northwood Circle
Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (651) 288-2979

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 6, 2014, SGS Holdings, Inc. (“Parent”), the parent and sole stockholder of Stream Global Services, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Convergys Corporation (“Convergys”) and Comet Merger Co. (“Merger Sub”), a wholly-owned subsidiary of Convergys and, for limited purposes, the Sellers listed on Schedule I thereto. Pursuant to the Merger Agreement, Merger Sub will merge with and into Parent (the “Merger”), with Parent surviving the Merger as a wholly-owned subsidiary of Convergys. At the effective time of the Merger (the “Effective Time”), each share of Parent common stock (other than shares held by stockholders that properly exercise appraisal rights) will be converted into the right to receive an amount in cash, without interest (the “Per Share Merger Consideration”), determined by dividing (i) the aggregate purchase price, which is based on a total enterprise value for Parent of $820 million, plus cash, excess working capital and the aggregate exercise price of the in-the-money options of Parent and minus debt and certain transaction expenses of Parent, by (ii) the outstanding common stock of Parent on a fully diluted basis. Each outstanding stock option of Parent, whether vested or unvested, that has an exercise price less than the Per Share Merger Consideration will be terminated at the Effective Time and the holder of such option shall be entitled to receive the Per Share Merger Consideration minus the exercise price of such option, multiplied by the number of shares of Parent common stock subject to such option. Parent common stock held by Parent, Convergys, Merger Sub or any of their respective subsidiaries will be canceled and will not be entitled to receive the Per Share Merger Consideration. Convergys will pay off certain debt of Parent and its subsidiaries at the closing of the Merger, including the Company’s 11.25% Senior Secured Notes due 2014.

The Boards of Directors of each of Parent and Convergys have approved the Merger. Parent has also delivered to Convergys a copy of an irrevocable written consent executed by holders of 100% of the currently outstanding shares of common stock of Parent, adopting the Merger Agreement and the transactions contemplated thereby.

The aggregate purchase price will be subject to an adjustment following the closing based on actual levels of Parent’s cash and excess working capital at the closing. In no event will the post-closing adjustment in favor of either party be greater than $15 million.

The Merger is subject to customary closing conditions, including among other things, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); and the absence of any law or injunction prohibiting consummation of the Merger. The obligation of each party to close the Merger is also subject to the accuracy of representations and warranties of, and compliance with covenants by, the other party as set forth in the Merger Agreement. The closing of the Merger is expected to take place on the latest to occur of (i) the first business day after March 1, 2014, (ii) the second business day following satisfaction or waiver of the conditions to closing and (iii) the first business day after the final day of a 20 consecutive business day marketing period related to financing of the Merger (or such earlier date specified by Convergys on seven business days’ prior notice).

The Merger Agreement provides that Parent and Convergys may mutually agree to terminate the Merger Agreement before completing the Merger. In addition, either Parent or Convergys may decide to terminate the Merger Agreement if:

•	the Merger is not consummated by May 6, 2014, which date will be extended automatically until September 5, 2014, if approval under the HSR Act has not yet been obtained (the “Termination Date”);

•	a final, non-appealable order, judgment or injunction permanently restraining, enjoining or prohibiting the Merger has been issued; or

•	the other party breaches its representations, warranties or covenants in the Merger Agreement such that the closing conditions cannot be satisfied, and such breach is not cured (i) within 30 calendar days after receipt of notice of the breach or (ii) by the business day prior to the Termination Date.

The parties have agreed to customary representations, warranties and covenants in the Merger Agreement, including, among other things, covenants for Parent to (i) operate its business in the ordinary course until closing and to refrain from taking certain actions and (ii) use reasonable best efforts to preserve its business organization and maintain existing relations with governmental authorities, customers, suppliers and distributors. Parent and Convergys have each agreed to use its reasonable best efforts to obtain required governmental approvals to effect the Merger, provided that Convergys is not required to take any action that would reasonably be expected to have a material adverse effect on Parent and its subsidiaries, taken as a whole, Convergys or its subsidiaries, taken as a whole, or on the aggregate expected benefits to be derived by Convergys and its subsidiaries (on a combined basis with Parent and its subsidiaries) as a result of the Merger. Parent has also committed, subject to customary conditions and limitations, to cooperate with Convergys to assist Convergys in obtaining financing related to the Merger, as described below, the obtainment of which is not a condition to closing the Merger.

Convergys, the Sellers and the option holders, severally but not jointly, have agreed to provide one another with a limited post-closing indemnity for breaches of certain fundamental representations and warranties in the Merger Agreement.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The above description of the Merger Agreement and the copy of the Merger Agreement attached hereto have been included to provide investors with summary information regarding its terms. The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties, are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract, and are not intended to be relied upon by third parties. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. The Merger Agreement is not intended to be a source of factual, business or operational information about Parent beyond information regarding the legal relationships between the parties to the Merger Agreement with respect to the Merger that it governs.

Item 8.01	Other Events

On January 6, 2014, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document Description

2.1	Agreement and Plan of Merger, dated January 6, 2014

99.1	Press Release dated January 6, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2014

STREAM GLOBAL SERVICES, INC.

By:	/s/ Michael Henricks
Name:	Michael Henricks
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

2.1	Agreement and Plan of Merger, dated January 6, 2014

99.1	Press Release dated January 6, 2014